Exhibit 10.35
AMENDMENT TO THE
AMENDED AND RESTATED CORRECTIONS CORPORATION OF AMERICA
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
     WHEREAS, Corrections Corporation of America (the “Company”) established the Amended and Restated Corrections Corporation of America Non-Employee Director Deferred Compensation Plan (the “Plan”), originally effective as of June 1, 2002; and
     WHEREAS, the Company most recently amended and restated the Plan, effective January 1, 2005, to make changes required or permitted by Section 409A of the Internal Revenue Code of 1986, as amended; and
     WHEREAS, the Company desires to amend the Plan to remove the age 70 deferral limit for deferral elections and subsequent deferral elections occurring on or after February 8, 2010.
     NOW, THEREFORE, effective for deferral elections and subsequent deferral elections occurring on or after February 8, 2010, the Company hereby amends Section 3.2(a)(ii) of the Plan to provide as follows:
     (ii) Payment of a Participant’s Deferred Compensation Benefits must commence on or before the later of (A) sixty (60) days after such Participant’s Separation from Service, or (B) the fifteenth (15th) day of the month next following the Payment Date elected by the Participant in his or her deferral election form (or pursuant to a subsequent deferral election permitted under Section 3.3(c)(iii)).
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     IN WITNESS WHEREOF, Corrections Corporation of America has caused this Amendment to the Amended and Restated Corrections Corporation of America Non-Employee Director Deferred Compensation Plan to be executed this 8th day of February, 2010, effective February 8, 2010, by its duly authorized officers.

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ David M. Garfinkle
Title:	Vice President, Finance
ATTEST:

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